EXHIBIT 99.2

ROWAN COMPANIES, INC.
LAND RIG FLEET AND CONTRACT STATUS
As of March 21, 2006

ONSHORE RIGS (a)
				Maximum		Contract Status
		Horsepower		Drilling			Estimated
Name	Type	Drawworks	Mud Pumps	Depth (feet)	Location	Customer	Duration (c)

Rig 9	Diesel electric	2,000	3,200	20,000	Louisiana	Anadarko	January 2007
Rig 12 (b)	SCR diesel electric	1,500	2,600	18,000	Texas	Cimarex	June 2006
Rig 14 (b)	AC electric	3,000	3,200	35,000	Texas	Newfield	November 2006
Rig 15 (b)	AC electric	3,000	3,200	35,000	Texas	Marathon	April 2006
Rig 18 (b)	SCR diesel electric	2,000	4,400	25,000	Texas	Anadarko	January 2007
Rig 26 (b)	SCR diesel electric	2,000	4,800	25,000	Louisiana	Noble Energy	August 2006
Rig 29	Mechanical	1,500	2,600	18,000	Louisiana	Anadarko	March 2007
Rig 30 (b)	AC electric	2,000	2,600	20,000	Louisiana	Centurion	January 2007
Rig 31 (b)	SCR diesel electric	3,000	4,400	35,000	Louisiana	Noble Energy	April 2007
Rig 33 (b)	SCR diesel electric	1,500	3,200	18,000	Texas	Hunt	May 2006
Rig 34 (b)	SCR diesel electric	2,000	4,400	25,000	Texas	Anadarko	January 2007
Rig 35	SCR diesel electric	1,500	4,400	18,000	Louisiana	Anadarko	January 2007
Rig 41 (b)	SCR diesel electric	2,000	3,200	25,000	Texas	Newfield	March 2007
Rig 51 (b)	SCR diesel electric	2,000	4,400	25,000	Louisiana	McMoRan	July 2006
Rig 52 (b)	SCR diesel electric	2,000	4,400	25,000	Texas	Newfield	October 2006
Rig 53 (b)	SCR diesel electric	2,000	4,400	25,000	Oklahoma	Marathon	April 2006
Rig 54 (b)	SCR diesel electric	2,000	4,400	25,000	Texas	Newfield	April 2007

Rig 59 (b)	AC electric	2,000	3,200	25,000	TBD	Dominion	2ndQ 2008
Rig 60 (b)	AC electric	2,000	3,200	25,000	TBD	Anadarko	2ndQ 2009
Rig 61 (b)	AC electric	2,000	3,200	25,000	TBD	Anadarko	2ndQ 2008
Rig 62 (b)	AC electric	2,000	3,200	25,000	TBD	Anadarko	2ndQ 2009
Rig 63 (b)	AC electric	2,000	3,200	25,000	TBD	Anadarko	2ndQ 2008
Rig 64 (b)	AC electric	2,000	3,200	25,000	TBD	Cabot	3rdQ 2008
Rig 65 (b)	AC electric	2,000	3,200	25,000	TBD	Pioneer	3rdQ 2009
Rig 66 (b)	AC electric	2,000	3,200	25,000	TBD	PetroQuest	3rdQ 2009
Rig 67 (b)	AC electric	2,000	3,200	25,000	TBD	Burlington	3rdQ 2009
Rig 68 (b)	AC electric	2,000	3,200	25,000	TBD	Pioneer	3rdQ 2009
Rig 69 (b)	AC electric	2,000	3,200	25,000	TBD	TBD	TBD
Rig 70 (b)	AC electric	2,000	3,200	25,000	TBD	TBD	TBD

(a) Most of the rigs were constructed at various dates between 1960 and 1982, utilizing new as well as used equipment, and have since been substantially rebuilt. Construction of Rigs 51, 52 and 53 was completed during 2001 and Rig 54 in 2002. Contractor intends to construct rigs 59 - 70 in 2006.

(b) Unit equipped with a top-drive drilling system

(c) Indicates estimated completion date of work to be performed

Note - Current contracted day rates range from $18,000 to $27,500.

Disclaimer:
ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE AND/OR INCORRECT
INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME. THE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY PURPOSE,
AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE USE OF THE INFORMATION SET FORTH ABOVE.